Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INOVIO BIOMEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0969592 (I.R.S. Employer Identification No.)

11494 Sorrento Valley Road

San Diego, California 92121-1318

(858) 597-6006

(Address of Principal Executive Offices and Zip Code)

INOVIO BIOMEDICAL CORPORATION 2007 OMNIBUS INCENTIVE PLAN

(Full Title of the Plans)

Avtar Dhillon, M.D.

Chief Executive Officer and President

11494 Sorrento Valley Road

San Diego, California 92121

Telephone (858) 597-6006

Facsimile (858) 597-0451

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Mark A. Klein, Esq.

Shoshannah D. Katz, Esq.

Kirkpatrick & Lockhart Preston Gates Ellis LLP

10100 Santa Monica Blvd., 7th Floor

Los Angeles, CA  90067

Telephone (310) 552-5000

Facsimile (310) 552-5001

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share (3)	1,000,000	$0.875	$875,000	$34.39

(1)  This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).  The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the American Stock Exchange on May 8, 2008.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,000,000 shares of common stock issuable pursuant to the Inovio Biomedical Corporation 2007 Omnibus Incentive Plan (the “Plan”). The Board of Directors of the Company recommended for approval and, on May 2, 2008, the stockholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 750,000 to 1,750,000. The contents of the Registration Statement on Form S-8 of Inovio Biomedical Corporation (No. 333-142938) relating to the Plan are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-108752) filed on September 12, 2003)

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 10, 2004 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 16, 2004)

3.3

Certificate of Amendment of the Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on March 31, 2005 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 4, 2005)

3.4	Amended and Restated Bylaws, as amended through November 30, 2007 (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on December 6, 2007).

4.1

Amended and Restated Stockholders Rights Agreement dated June 20, 1997 by and between the Registrant and Computershare Trust Company of Canada, as amended on March 25, 2003 (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed on April 28, 2003).

4.2	First Amended and Restated Inovio Biomedical Corporation 2007 Omnibus Incentive Plan

4.3

Form of Restricted Stock Award Grants under the 2007 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 14, 2007).

4.4

Form of Incentive and Non-Qualified Stock Option Grants under the 2007 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 14, 2007).

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

23.1	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 8th day of May, 2008.

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Avtar Dhillon M.D.
Avtar Dhillon, M.D.
President and Chief Executive Officer

By:	/s/ Peter D. Kies
Peter D. Kies
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Avtar Dhillon, M.D., as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Avtar Dhillon, M.D.	President and Chief Executive Officer,	May 8, 2008
Avtar Dhillon, M.D.,	Director

/s/ James L. Heppell	Chairman of the Board and a Director	May 8, 2008
James L. Heppell

/s/ Riaz Bandali	Director	May 8, 2008
Riaz Bandali

/s/ Simon X. Benito	Director	May 8, 2008
Simon X. Benito

/s/ Tazdin Esmail	Director	May 8, 2008
Tazdin Esmail

/s/ Robert W. Rieder	Director	May 8, 2008
Robert W. Rieder

/s/ Stephen Rietiker	Director	May 8, 2008
Stephen Rietiker

/s/ Patrick Gan	Director	May 8, 2008
Patrick Gan

EXHIBITS INDEX

No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-108752) filed on September 12, 2003)

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 10, 2004 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 16, 2004)

3.3

Certificate of Amendment of the Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on March 31, 2005 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 4, 2005)

3.4	Amended and Restated Bylaws, as amended through November 30, 2007 (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on December 6, 2007).

4.1

Amended and Restated Stockholders Rights Agreement dated June 20, 1997 by and between the Registrant and Computershare Trust Company of Canada, as amended on March 25, 2003 (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed on April 28, 2003).

4.2	First Amended and Restated Inovio Biomedical Corporation 2007 Omnibus Incentive Plan

4.3

Form of Restricted Stock Award Grants under the 2007 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 14, 2007).

4.4

Form of Incentive and Non-Qualified Stock Option Grants under the 2007 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 14, 2007).

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

23.1	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)